                                                                    EXHIBIT 99.5

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Stockholders of

Suncoast Toys, Inc., NW Toys Co., and Oregon Coin Company

         We have audited the accompanying combined balance sheets of Suncoast Toys, Inc., NW Toys Co., and Oregon Coin Company as of December 31, 1996 and 1997, and the related combined statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Sellers' management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Suncoast Toys, Inc., NW Toys Co., and Oregon Coin Company as of December 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

         As discussed in Note 8 to the combined financial statements, in May 1998 the Sellers and their stockholders entered into an agreement with American Coin Merchandising, Inc. providing for the sale of certain assets and the business operations of the Sellers to American Coin Merchandising, Inc.



                                             PRICEWATERHOUSECOOPERS LLP



Tampa, Florida
May 20, 1998

            SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY

                             COMBINED BALANCE SHEETS

                                                                 AS OF DECEMBER 31,
                                                             ---------------------------       MARCH 31,
                                                                1996            1997             1998
                                                             ----------      -----------      -----------
                                                                                              (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents ..........................      $3,334,872      $ 5,916,750      $ 8,577,348
   Trade accounts and other receivables ...............         491,673          254,100          139,610
   Inventories ........................................       3,006,576        2,264,543        1,712,720
   Prepaid expenses and other current assets ..........         261,635          267,198          262,560
   Note receivable ....................................               0          500,000          350,000
                                                             ----------      -----------      -----------
     Total current assets .............................       7,094,756        9,202,591       11,042,238

Property and equipment, net ...........................       1,938,690        1,857,354        1,729,661
Other assets ..........................................          43,015           43,015           43,015
                                                             ----------      -----------      -----------

       Total assets ...................................      $9,076,461      $11,102,960      $12,814,914
                                                             ==========      ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ...................................      $   46,930      $   605,750      $ 1,211,188
   Accrued expenses ...................................         488,855          452,364          250,805
                                                             ----------      -----------      -----------
     Total current liabilities ........................         535,785        1,058,114        1,461,993
                                                             ----------      -----------      -----------

Commitments (Note 5)
Stockholders' equity:
   Common stock .......................................          53,200           53,200           53,200
   Additional paid-in capital .........................          19,800           19,800           19,800
   Retained earnings ..................................       8,467,676        9,971,846       11,279,921
                                                             ----------      -----------      -----------

     Total stockholders' equity .......................       8,540,676       10,044,846       11,352,921
                                                             ----------      -----------      -----------

     Total liabilities and stockholders' equity .......      $9,076,461      $11,102,960      $12,814,914
                                                             ==========      ===========      ===========


                 The accompanying notes are an integral part of
                      these combined financial statements.

            SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY

                          COMBINED STATEMENTS OF INCOME

                                                                                                         THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                         MARCH 31,
                                                   ---------------------------------------------      --------------------------
                                                      1995             1996             1997             1997            1998
                                                   -----------      -----------      -----------      ----------      ----------
                                                                                                              (UNAUDITED)
Revenues:
   Vending ..................................      $18,462,142      $18,714,470      $18,725,699      $5,235,605      $5,266,078
   Other ....................................          778,721        1,964,667        1,155,842         417,803          84,457
                                                   -----------      -----------      -----------      ----------      ----------
     Total revenues .........................       19,240,863       20,679,137       19,881,541       5,653,408       5,350,535
                                                   -----------      -----------      -----------      ----------      ----------

Cost of revenues:
   Vending ..................................       12,224,715       12,985,261       12,795,243       3,566,912       3,569,667
   Other ....................................          528,868          354,844          490,352         180,375          64,251
                                                   -----------      -----------      -----------      ----------      ----------
     Total cost of revenues .................       12,753,583       13,340,105       13,285,595       3,747,287       3,633,918
                                                   -----------      -----------      -----------      ----------      ----------

     Gross profit ...........................        6,487,280        7,339,032        6,595,946       1,906,121       1,716,617

Selling, general and administrative
   expenses .................................        1,990,110        2,381,848        2,522,954         529,755         521,150
                                                   -----------      -----------      -----------      ----------      ----------

     Income from operations .................        4,497,170        4,957,184        4,072,992       1,376,366       1,195,467

Interest income .............................          168,212          189,427          336,178          64,861         112,608
                                                   -----------      -----------      -----------      ----------      ----------

     Net income .............................      $ 4,665,382      $ 5,146,611      $ 4,409,170      $1,441,227      $1,308,075
                                                   ===========      ===========      ===========      ==========      ==========


                 The accompanying notes are an integral part of
                      these combined financial statements.

            SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY

                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                   ADDITIONAL
                                                        COMMON       PAID-IN        RETAINED
                                                         STOCK       CAPITAL        EARNINGS             TOTAL
                                                        -------      -------      ------------       ------------
Balance, January 1, 1995 .........................      $53,200      $19,800      $  4,205,683       $  4,278,683
   Net income ....................................            0            0         4,665,382          4,665,382
   Stockholder distributions .....................            0            0        (1,580,000)        (1,580,000)
                                                        -------      -------      ------------       ------------
Balance, December 31, 1995 .......................       53,200       19,800         7,291,065          7,364,065
   Net income ....................................            0            0         5,146,611          5,146,611
   Stockholder distributions .....................            0            0        (3,970,000)        (3,970,000)
                                                        -------      -------      ------------       ------------
Balance, December 31, 1996 .......................       53,200       19,800         8,467,676          8,540,676
   Net income ....................................            0            0         4,409,170          4,409,170
   Stockholder distributions .....................            0            0        (2,905,000)        (2,905,000)
                                                        -------      -------      ------------       ------------
Balance, December 31, 1997 .......................       53,200       19,800         9,971,846         10,044,846
   Net income (unaudited) ........................            0            0         1,308,075          1,308,075
Balance, March 31, 1998 (unaudited) ..............      $53,200      $19,800      $ 11,279,921       $ 11,352,921
                                                        =======      =======      ============       ============



                 The accompanying notes are an integral part of
                      these combined financial statements.

            SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                                                          THREE MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,                   MARCH 31,
                                                          ----------------------------------------     -------------------------
                                                             1995           1996          1997            1997          1998
                                                          -----------    -----------   -----------     -----------   -----------
                                                                                                               (UNAUDITED)
Cash flows from operating activities:
   Net income .........................................   $ 4,665,382    $ 5,146,611   $ 4,409,170     $ 1,441,227   $ 1,308,075
   Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation .....................................       667,754        795,074       791,824         156,540       170,818
     Changes in operating assets and
     liabilities:
       Trade accounts and other receivables ...........       630,373       (296,821)      237,573          37,776       114,490
       Inventories ....................................    (1,238,644)      (612,582)      742,033          74,295       551,823
       Prepaid expenses and other current .............        14,157       (249,918)       (5,563)         14,497         4,638
       assets
       Accounts payable ...............................      (326,914)        (4,660)      558,820          83,543       605,438
       Accrued expenses ...............................        92,570       (127,476)      (36,491)       (342,663)     (201,559)
                                                          -----------    -----------   -----------     -----------   -----------
         Net cash provided by operating activities ....     4,504,678      4,650,228     6,697,366       1,465,215     2,553,723
                                                          -----------    -----------   -----------     -----------   -----------

Cash flows from investing activities:
   Purchases of property and equipment, net ...........    (1,321,173)      (743,084)     (710,488)        (92,632)      (43,125)
   (Additions) payments note receivable ...............        16,740              0      (500,000)              0       150,000
                                                          -----------    -----------   -----------     -----------   -----------
         Net cash used in investing activities ........    (1,304,433)      (743,084)   (1,210,488)        (92,632)      106,875
                                                          -----------    -----------   -----------     -----------   -----------

Cash flows from financing activities:
   Stockholder distributions ..........................    (1,580,000)    (3,970,000)   (2,905,000)       (320,000)            0
   Payment of note payable ............................      (136,472)             0             0               0             0
                                                          -----------    -----------   -----------     -----------   -----------
         Net cash used in financing  activities .......    (1,716,472)    (3,970,000)   (2,905,000)       (320,000)            0
                                                          -----------    -----------   -----------     -----------   -----------

Net increase (decrease) in cash and cash equivalents ..     1,483,773        (62,856)    2,581,878       1,052,583     2,660,598

Cash and cash equivalents, beginning of period ........     1,913,955      3,397,728     3,334,872       3,334,872     5,916,750
                                                          -----------    -----------   -----------     -----------   -----------

Cash and cash equivalents, end of period ..............   $ 3,397,728    $ 3,334,872   $ 5,916,750     $ 4,387,455   $ 8,577,348
                                                          ===========    ===========   ===========     ===========   ===========


                 The accompanying notes are an integral part of
                      these combined financial statements.

            SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.       DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION:

         DESCRIPTION OF BUSINESS - Suncoast Toys, Inc., NW Toys Co., and Oregon Coin Company (the Sellers) own and operate coin-operated skill-crane machines that dispense stuffed animals, plush toys, watches, jewelry and other items. The Sellers' machines are placed in supermarkets, mass merchandisers, bars, restaurants, warehouse clubs and similar locations in franchised territories in Florida, Washington, and Oregon.

         BASIS OF PRESENTATION - The accompanying financial statements present the combined financial statements of the Sellers. The Sellers operate under common ownership and their financial statements have been combined to provide a more meaningful presentation of the financial position, results of operations and cash flows of these entities. All significant intercompany balances and transactions have been eliminated in combination.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUES - Vending revenue represents cash receipts from customers using vending machines and is recognized when collected. The cost of vending is comprised primarily of the cost of products vended through the machines, the servicing of machines and commissions and royalties paid to retail locations and the Sellers' franchisor. Other revenue represents bulk product sales to third parties which are recognized upon shipment.

         FRANCHISE EXPENSES - The Sellers are required to pay continuing royalties of 2.5-3.5% of gross machine revenues (subject to certain maximums and other adjustments as provided in the franchise agreement) to the franchisor. Royalties were approximately $300,000, $318,000, and $350,000 for the years ended December 31, 1995, 1996, and 1997, respectively. In addition, the Sellers purchased from the franchisor vending products of approximately $1,102,000, $689,000, and $610,000 during the years ended December 31, 1995, 1996, and 1997, respectively.

         CASH AND CASH EQUIVALENTS - The Sellers consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

         INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventories consist of purchased items ready for resale or use in vending operations.

         PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed using accelerated methods, based upon estimated useful lives of five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized. Gains and losses on sales and retirements are included in other income and expense, respectively.

         INCOME TAXES - The Sellers have each elected to be taxed as an "S" corporation for federal and state income tax purposes. Accordingly, the stockholders are liable for federal and state income taxes.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

         INTERIM FINANCIAL INFORMATION - The financial statements of the Sellers as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 are unaudited. All adjustments and accruals (consisting only of normal recurring adjustments) have been recorded that, in the opinion of management, are necessary for a fair presentation. Results of operations for the interim period are not necessarily indicative of the results for the full year.

3.       NOTE RECEIVABLE:

         The note receivable consists of a $500,000 demand note entered into in 1997 with one of the Sellers' suppliers. Interest is accrued at 10% and the principal balance is payable on demand.

4.       PROPERTY AND EQUIPMENT:

         Property and equipment consisted of the following:

                                                                      DECEMBER 31,
                                                             -----------------------------
                                                                1996               1997
                                                             -----------       -----------
               Vending equipment ......................      $ 3,868,046       $ 4,360,896
               Vehicles ...............................          277,142           412,138
               Furniture, fixtures and equipment ......           80,564            92,791
                                                             -----------       -----------
                                                               4,225,752         4,865,825
               Less accumulated depreciation ..........       (2,287,062)       (3,008,471)
                                                             -----------       -----------
                                                             $ 1,938,690       $ 1,857,354
                                                             ===========       ===========


         Depreciation expense was approximately $668,000, $795,000, and $792,000 for the years ended December 31, 1995, 1996, and 1997, respectively.

5.       COMMITMENTS:

         Certain properties used in the Sellers' operations are leased under operating leases. Total rent expense under operating leases was approximately $90,000, $84,000, and $70,000 for the years ended December 31, 1995, 1996, and
1997, respectively. Future minimum rentals under operating leases with terms of more than one year as of December 31, 1997 are as follows:

                   1998..........................................     $  75,213

                   1999..........................................        29,835

                   2000..........................................         9,235


6.       CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES:

         CONCENTRATIONS OF CREDIT RISK - Financial instruments which potentially subject the Sellers to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts and note receivables.

         The Sellers place substantially all of their cash and cash equivalents with Wells Fargo Bank. At December 31, 1997, the Sellers had approximately $5,349,000, including amounts representing outstanding checks, deposited with Wells Fargo Bank.

         Concentrations of credit risk with respect to trade accounts and note receivables exist as a result of transactions with a small number of entities in the same business as the Sellers. Accordingly, management evaluates each entity's credit worthiness before extending them credit.

         CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS SUPPLIERS - Substantially all of the plush toys and other products dispensed from the machines are produced by foreign manufacturers. A majority are purchased directly by the Sellers from manufacturers in the People's Republic of China (China). The Sellers purchase their other products indirectly from vendors and the Sellers' franchisor who obtain a significant percentage of such products from foreign manufacturers. As a result, the Sellers are subject to changes in governmental policies, the imposition of tariffs, import and export controls, transportation delays and interruptions, political and economic disruptions and labor strikes which could disrupt the supply of products from such manufacturers. Among other things, the loss of China's "most favored nation" status under U.S. tariff laws could result in a substantial increase in the import duty of certain products manufactured in China, which could result in substantially increased costs for certain products purchased by the Sellers which could have a material adverse effect on the Sellers' financial performance.

7.       COMMON STOCK:

         Common stock consisted of the following at December 31, 1996 and 1997:

                                                                       SHARES     SHARES
                                                                     AUTHORIZED   ISSUED
                                                                     ----------   ------
               Suncoast Toys, Inc., $1.00 par ...................       1,000      200
               NW Toys Co., no par ..............................      10,000      100
               Oregon Coin Company, no par ......................         500      100


8.       SUBSEQUENT EVENT:

         In May 1998, the Sellers and their stockholders entered into an agreement with American Coin Merchandising, Inc. providing for the sale of certain assets and the business operations of the Sellers to American Coin Merchandising, Inc. The sale is expected to close in June 1998.

          REPORT OF INDEPENDENT ACCOUNTANTS ON SUPPLEMENTAL INFORMATION



         Our report on the audits of the combined financial statements of Suncoast Toys, Inc., NW Toys Co., and Oregon Coin Company as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 appears elsewhere herein. These audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The combining balance sheet and combining statement of income as of and for the year ended December 31, 1997 are presented for purposes of additional analysis and are not a required part of the basic combined financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic combined financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic combined financial statements taken as a whole. This information should be read in conjunction with the last paragraph of our report which appears elsewhere herein.



                                            PRICEWATERHOUSECOOPERS LLP



Tampa, Florida
May 20, 1998

            SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY

                             COMBINING BALANCE SHEET
                                December 31, 1997

                                                          SUNCOAST                   OREGON COIN   ELIMINATION
                                                          TOYS, INC.   NW TOYS CO.     COMPANY       ENTRIES        COMBINED
                                                          ----------   -----------   -----------   -----------     -----------
Current assets:

   Cash and cash equivalents ........................     $  660,903    $4,017,814    $1,238,033    $       0     $ 5,916,750

   Trade accounts and other receivables .............        863,021        57,933         1,427     (668,281)        254,100

   Inventories ......................................      1,854,138       269,950       157,169      (16,714)      2,264,543

   Prepaid expenses and other current assets ........         17,218       227,628        22,352            0         267,198

   Note receivable ..................................        500,000             0             0            0         500,000
                                                          ----------    ----------    ----------    ---------     -----------

     Total current assets ...........................      3,895,280     4,573,325     1,418,981     (684,995)      9,202,591


Property and equipment, net .........................        703,079       736,446       417,829            0       1,857,354

Other assets ........................................         43,015             0             0            0          43,015
                                                          ----------    ----------    ----------    ---------     -----------


     Total assets ...................................     $4,641,374    $5,309,771    $1,836,810    $(684,995)    $11,102,960
                                                          ==========    ==========    ==========    =========     ===========


Current liabilities:

   Accounts payable .................................     $  433,456    $  492,360    $  333,959    $(654,025)    $   605,750

   Accrued expenses .................................        419,564        17,291        15,509            0         452,364
                                                          ----------    ----------    ----------    ---------     -----------

     Total current liabilities ......................        853,020       509,651       349,468     (654,025)      1,058,114
                                                          ----------    ----------    ----------    ---------     -----------


Stockholders' equity:

   Common stock .....................................            200         1,000        52,000            0          53,200

   Additional paid in capital .......................         19,800             0             0            0          19,800

   Retained earnings ................................      3,768,354     4,799,120     1,435,342      (30,970)      9,971,846
                                                          ----------    ----------    ----------    ---------     -----------

     Total stockholders' equity .....................      3,788,354     4,800,120     1,487,342      (30,970)     10,044,846
                                                          ----------    ----------    ----------    ---------     -----------


     Total liabilities and stockholders' equity .....     $4,641,374    $5,309,771    $1,836,810    $(684,995)    $11,102,960
                                                          ==========    ==========    ==========    =========     ===========

            SUNCOAST TOYS, INC., NW TOYS CO., AND OREGON COIN COMPANY

                          COMBINING STATEMENT OF INCOME
                      for the year ended December 31, 1997

                                                       SUNCOAST                    OREGON COIN    ELIMINATION
                                                      TOYS, INC.    NW TOYS CO.      COMPANY        ENTRIES         COMBINED
                                                      -----------   -----------    -----------    -----------     -----------
Revenues:
   Vending .......................................    $ 4,563,364    $9,759,035     $4,403,300    $         0     $18,725,699
   Other .........................................      7,525,617         6,411          2,116     (6,378,302)      1,155,842
                                                      -----------    ----------     ----------    -----------     -----------
     Total revenues ..............................     12,088,981     9,765,446      4,405,416     (6,378,302)     19,881,541
                                                      -----------    ----------     ----------    -----------     -----------

Cost of revenues:
   Vending .......................................      3,330,448     6,395,942      3,068,853              0      12,795,243
   Other .........................................      5,005,419             0              0      4,515,067         490,352
                                                      -----------    ----------     ----------    -----------     -----------
     Total cost of revenues ......................      8,335,867     6,395,942      3,068,853      4,515,067      13,285,595
                                                      -----------    ----------     ----------    -----------     -----------

     Gross profit ................................      3,753,114     3,369,504      1,336,563     (1,863,235)      6,595,946

Selling, general and administrative expenses .....      1,730,716     1,652,263      1,014,614      1,874,639       2,522,954
                                                      -----------    ----------     ----------    -----------     -----------

     Income from operations ......................      2,022,398     1,717,241        321,949         11,404       4,072,992

Interest income ..................................        119,404       172,947         43,827              0         336,178
                                                      -----------    ----------     ----------    -----------     -----------

     Net income ..................................    $ 2,141,802    $1,890,188     $  365,776    $    11,404     $ 4,409,170
                                                      ===========    ==========     ==========    ===========     ===========